SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8 -K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported): April 9, 1998
                                                  -------------



                        BIO-REFERENCE LABORATORIES, INC.
                        ---------------------------------
               (Exact name of Registrant as specified in charter)



New Jersey               0-15266                        22-2405059
----------               -------                        -----------------
(State or other          (Commission File Number)      (IRS Employer
 jurisdiction of                                        Identification
 incorporation)                                         Number)


481 Edward H. Ross Drive
Elmwood, New Jersey                                 07407
------------------------                            -----
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (201) 791-2600
                                                    --------------
                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 2.   Acquisition or Disposition of Assets.
------    -------------------------------------

     On April 9, 1998, Bio-Reference Laboratories, Inc. ("BRLI") purchased all of the outstanding stock of Medilabs, Inc. ("MLI") from LTC Services and Holdings Inc. ("Holdings"), a New Hampshire corporation and a wholly-owned subsidiary of Long-Term Care Services, Inc. ("LTC") pursuant to a Stock Purchase Agreement of said date. MLI is a regional testing laboratory servicing the New York metropolitan region from its principal facility in Valley Cottage (Rockland County), New York.

     The purchase price was $5,500,000 consisting of cash payments of $4,000,000 delivered by BRLI at the closing (including $50,000 of payments for non-competition agreements with LTC, Holdings, two affiliated corporations and an employee of LTC and $200,000 of payments for access and use through April 8, 1999 of a laboratory hardware and software system of significant importance to the MLI business) and delivery by BRLI of its $1,500,000 promissory note payable without interest in three semi-annual installments commencing one year after the closing. In addition, BRLI paid an MLI obligation of $122,366 at the closing to an MLI affiliated entity for MLI's use through the closing date of a piece of analytical equipment which will continue to be used by MLI after the closing.

     The Stock Purchase Agreement also provides for a maximum of $1,500,000 in additional payments to be made by BRLI if certain revenues are realized by MLI after the closing. LTC and Holdings represented that MLI achieved revenues of approximately $14,700,000 in calendar year 1997 on which it realized a loss before taxes, depreciation and amortization of approximately $275,000.

     BRLI financed the purchase with a $4,000,000 loan from its principal lender, PNC Bank, N.A.


Item 7.   Financial Statements and Exhibits.
------    ---------------------------------

     (a) and (b)    Financial Statements and Pro Forma Financial Statements.

          BRLI intends to file an amendment to this current report on Form 8-K within 60 days from the date this report was first required to be filed, containing appropriate historical financial statements of MLI and pro forma financial information.

     (c)  Exhibits.

          10.18 Stock Purchase Agreement dated April 9, 1998 for the purchase by BRLI of all of the outstanding capital stock of MLI.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 22, 1998         BIO-REFERENCE LABORATORIES, INC.



                         By: /S/ Marc D. Grodman
                             _____________________________
                             Marc D. Grodman
                             President and Chief Executive Officer

                            STOCK PURCHASE AGREEMENT


     AGREEMENT executed on April 9, 1998 between Long-Term Care Services, Inc., a Delaware corporation ("LTC") with a principal place of business c/o Path Lab, Inc., 195 Hanover Street, Portsmouth, New Hampshire 03801, LTC Services and Holdings Inc., a New Hampshire corporation ("Holdings") with a principal place of business c/o Path Lab, Inc., 195 Hanover Street, Portsmouth, New Hampshire 03801, (LTC and Holdings being collectively referred to herein as "LTCS") and Bio-Reference Laboratories, Inc., a New Jersey corporation with a principal place of business at 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407 ("BRLI").
                              W I T N E S S E T H :
                             ----------------------
     WHEREAS LTC owns all of the outstanding capital stock of Holdings, which owns all of the outstanding capital stock of Medilabs, Inc., a New York corporation with a principal place of business at 140 Route 303, Valley Cottage, New York 10989 ("MLI") which is engaged in performing clinical laboratory testing at its Valley Cottage, New York facility and in providing clinical laboratory testing services for patients of various health care providers including, without limitation, physicians, nursing facilities, hospitals, clinics, and prisons located in Connecticut, New Jersey and New York; and
     WHEREAS BRLI operates a clinical laboratory in Elmwood Park, New Jersey where it performs clinical laboratory testing services for patients of various health care providers including, without limitation, physicians, nursing facilities, hospitals, clinics and dialysis centers located in Connecticut, Florida, Maryland, New Jersey, New York, Pennsylvania and Virginia; and
     WHEREAS LTCS desires that Holdings sell to BRLI and BRLI desires to purchase from Holdings, an aggregate 100 shares of MLI common stock, $.01 par value (the "MLI Stock") being all of the issued and outstanding capital stock of MLI, and to succeed to the business of MLI, all on the terms and conditions herein set forth.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the receipt whereof and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:
1.   Sale and Purchase of the MLI Stock
     ----------------------------------
     Based upon the representations and warranties herein contained and subject to the terms and conditions herein set forth;
     (A) LTCS shall sell and deliver to BRLI and BRLI shall purchase from LTCS, all of the MLI Stock.
     (B) The purchase price for the MLI Stock (the "Purchase Price") shall be Five Million Five Hundred Thousand ($5,500,000) Dollars, reduced by an aggregate Fifty Thousand ($50,000) Dollars of non-competition payments (the "Non-Competition Payments") to Glen Kassan and the LTCS Affiliates, as hereinafter defined, and by a Two Hundred Thousand ($200,000) Dollar payment (the "ANTRIM Use Payment") to Path Lab, Inc. ("Path") in reimbursement for all costs incurred, paid or accrued with respect to MLI and the LTCS Affiliates' use of the ANTRIM Laboratory Computer System (MLI Version) (software and hardware) through April 9, 1998 and in full payment for BRLI and MLI's access to and use of the System from April 9, 1998 through April 8, 1999. The sum of Four Million ($4,000,000) Dollars, reduced by the $50,000 of Non-Competition Payments and the $200,000 ANTRIM Use Payment shall be paid at the closing (hereinafter defined) by BRLI to Holdings. Said net $3,750,000 amount is at times referred to herein as the "Downpayment." The One Million Five Hundred Thousand ($1,500,000) Dollar balance shall be paid by BRLI to Holdings without interest in three equal semi-annual payments commencing one year after the said closing in accordance with the terms of the Note described in Section 2(F) herein. The parties agree that the Non-Competition Payments will be paid at the closing by BRLI to Glen Kassan and the LTCS Affiliates hereinafter defined, and that the ANTRIM Use Payment will be paid at the Closing by BRLI to Path.
     (C) The Purchase Price shall be subject to adjustment through adjustment of the Down Payment as follows. Within thirty (30) days following the Closing, BRLI shall conduct a post-closing audit and submit an MLI balance sheet to LTCS as of the Closing Date ("Final Balance Sheet"), prepared without adjustment for any of the payments made or to be made by BRLI hereunder other than $91,000 of the ANTRIM Use Payment and that portion of the Downpayment which is paid directly by BRLI pursuant to Holdings' wire instructions to First Union Bank of North Carolina ("First Union"). The Final Balance Sheet shall be prepared on a basis consistent with the MLI January 31, 1998 pro forma balance sheet hereinafter described and using the same aging by invoice date methodology as was used to determine the net accounts receivable as set forth in an addendum to such pro forma balance sheet. On the Final Balance Sheet, MLI's intangible assets shall be eliminated (in the same manner as Note A to the January 31, 1998 pro forma balance sheet). Current and long term liabilities shall also be eliminated to the extent that, upon preparation of the Final Balance Sheet, (a) all intercompany payables between MLI and the LTCS Affiliates referenced in Note B to the January 31, 1998 pro forma balance sheet have either been paid in full or otherwise forgiven or satisfied by one of the LTCS Affiliates through a capital contribution confirmed in writing, made to MLI; (ii) First Union has provided the First Union Release and corresponding UCC-3's addressing Note D;
(iii) as to Note C, LTC has made the outstanding payment to LILA; and (iv) also as to Note C, it continues to be the case that no event, liability or condition is known that requires the maintenance of the reserves reflected in Note C. To the extent that any such liability arises subsequent to the Closing Date, it shall be covered by the indemnification provisions set forth in Section 8. LTCS shall then have twenty (20) days in which to review the Final Balance Sheet and if LTCS gives notice to BRLI within such period that it disputes such Final Balance Sheet, the parties shall have twenty (20) days following notice to BRLI of such dispute to negotiate a resolution. If the parties are unable to independently reach agreement on the Final Balance Sheet, they shall submit the dispute to binding arbitration conducted by a National accounting firm other than Arthur Andersen L.L.P. or BRLI's auditors. The arbitrator shall be selected by mutual agreement of the Parties, provided that if the Parties are unable to agree, the arbitrator shall be selected in accordance with the rules of the American Arbitration Association. The costs of the arbitrator shall be borne by the Parties in proportion to the arbitrator's final determination. To the extent that MLI's Total Stockholder Equity (i.e. "Adjusted Book Value") at Closing according to the Final Balance Sheet (as agreed by the parties or determined by arbitration) is less than Two Million Six Hundred Seventy-Two Thousand Five Hundred and Four ($2,672,504) Dollars, the Purchase Price, through adjustment of the Downpayment shall be adjusted downward "dollar for dollar" and LTCS shall pay BRLI an amount equal to such reduction. To the extent that MLI's Adjusted Book Value at Closing according to the Final Balance Sheet (as agreed by the parties or determined by arbitration) is greater than Two Million Six Hundred Seventy-Two Thousand Five Hundred and Four ($2,672,504) Dollars, the Downpayment shall be adjusted upward "dollar for dollar" and BRLI shall pay Holdings an amount equal to such increase (the "Final Adjustment"). Any such payment, by Holdings to BRLI or by BRLI to Holdings shall be made within thirty (30) days after such agreement or determination, as the case may be. LTCS and BRLI jointly agree to file a timely election pursuant to 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code") so that the contemplated transaction shall be treated for federal income tax purposes as a sale of MLI's assets and not as a sale of MLI's capital stock.
     (D) In addition to the Purchase Price, at the Closing, BRLI shall pay the sum of One Hundred Twenty Two Thousand Three Hundred Sixty Six ($122,366) Dollars (the "HITACHI Use Payment") to Path in full payment of all rentals and other required payments for MLI's use of the Hitachi chemistry analyzer located at MLI's facility in Valley Cottage, New York and all reagents received or ordered and maintenance and repair services rendered in connection with such use through the date of the Closing.


2.   Closing
     -------
     (A) The closing of such sale and purchase (the "Closing") shall take place at the offices of BRLI at 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407 at 9:00 o'clock, A.M. (EDT) on Thursday, April 9, 1998 or at such date and time thereafter as the parties hereto shall mutually agree, in a writing executed by BRLI on the one hand and by LTCS on the other. The date of the closing is hereinafter referred to as the "Closing Date."
     (B) At the Closing, LTCS will cause Holdings to deliver and Holdings will deliver to BRLI, free and clear of all liens and encumbrances, certificates for the MLI Stock with the reverse side thereof or with attached stock powers duly endorsed for transfer to BRLI, and accompanied by all required documentary tax stamps (if any).
     (C) At, or prior to the Closing, BRLI on the one hand and each of the following LTCS and/or MLI employees on the other hand, will execute and deliver to each other, an Employment Agreement substantially in the form of Exhibit A attached hereto.
          Employee
          --------
          John Jacobi
          Warren Erdmann
          Nick Papazicos
     (D) At the Closing, BRLI on the one hand and LTC, Holdings, Path, Burt Medical Laboratory, Inc. ("Burt") on behalf of themselves and the LTCS Affiliates, and each of the following LTCS and/or MLI employees on the other hand will execute and deliver to each other, Non-Competition Agreements substantially in the form of Exhibits B-1 and B-2 attached hereto.
          Glen Kassan
     For purposes of this Agreement, "LTCS Affiliates" shall mean LTC, Holdings, Path, Burt, and any other clinical laboratory owned or controlled directly or indirectly by LTC. "Control" shall mean having a greater than 50% voting interest in, or 50% or greater interest in the profits of, or otherwise having the power to cause the direction of management and policies of such laboratory.
     (E) At the Closing, BRLI shall pay the Downpayment to Holdings by wire transfer of immediately available funds into an account designated by Holdings.
     (F) At the Closing, BRLI shall deliver to LTCS the Promissory Note payable to Holdings in the amount of one million five hundred thousand dollars ($1,500,000) substantially in the form of Exhibit C attached hereto.
     (G) At the Closing, BRLI shall pay the total amount of the Non-Competition Payments in equal portions to each of the LTCS Affiliates, and to each of the LTCS and/or MLI employees identified in subparagraph (D) of this Section 2 by delivery to LTCS as agent for each such party of checks in said amounts payable to LTC, to Holdings, to Path, to Burt, to any other LTCS Affiliate and to each such individual as the case may be.
     (H) At the Closing, BRLI shall pay the ANTRIM Use Payment to Path by delivery to LTCS as agent for Path of a check in said amount payable to Path.
     (I) At the Closing, BRLI shall pay the HITACHI Use Payment to Path by delivery to LTCS as agent for Path of a check in said amount payable to Path.
     (J) At the Closing, MLI shall deliver a release, duly executed by First Union of all obligations under the Amended and Restated Credit Agreement, dated as of May 14, 1996, as amended, by and among LTCS and certain other borrowers and lenders with First Union, as agent (collectively "First Union"), of MLI (the "First Union Release"), which First Union Release shall be delivered to BRLI upon payment of the Downpayment in accordance with Holdings' wire instructions to BRLI. In addition, LTCS will deliver UCC Termination Statements duly executed by First Union, to BRLI, suitable for filing, terminating each and every lien filed by First Union with respect to MLI.
     (K) At the Closing, MLI shall deliver the executed resignations of each MLI officer and director to BRLI, effective at the time of the Closing.
3.   LTCS' Representations and Warranties
     ------------------------------------
     Subject to the foregoing, each of LTC and Holdings hereby jointly and severally agrees, warrants and represents to BRLI as follows:
     (A) MLI is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the power to own all its properties and assets and to carry on its business as now being conducted. The nature of its business and its ownership of property do not require its qualification as a foreign corporation in any other jurisdiction except New Jersey and it is presently qualified as a foreign corporation in such jurisdiction.
     (B) The authorized capital stock of MLI consists of 1,000 shares of common stock, $.01 par value, of which 100 shares are now issued and outstanding and are fully paid for and non-assessable. Holdings is the record and beneficial owner of all of such outstanding shares, free and clear of any and all claims, security interests, liens, encumbrances, restrictions, agreements, voting trusts, rights of third parties and burdens of any nature and its title to said shares is good, valid and indefeasible. MLI does not have outstanding any subscriptions, options or warrants to purchase, or contracts to issue or any other rights entitling anyone to acquire shares of, or outstanding securities convertible into shares of its capital stock.
     (C) MLI has no subsidiary nor does it own or control any capital stock of or have any proprietary interest in any other corporation, firm, association or business organization.
     (D) The directors and officers of MLI are as set forth in Exhibit D attached hereto and by this reference made a part hereof.
     (E) Attached hereto as Exhibit E and by this reference made a part hereof is (i) a Balance Sheet of MLI as of December 31, 1997, (ii) a Statement of Operations of MLI for the twelve months ended December 31, 1997, (iii) a Balance Sheet of MLI as of January 31, 1998, (iv) a Statement of Operations of MLI for the month ended January 31, 1998 (collectively, the "MLI Financial Statements"), and (v) a pro forma adjusted balance sheet of MLI at January 31, 1998 indicating a Total Stockholders' Equity of $2,672,504 (the "Pro Forma January 31, 1998 Balance Sheet"). Said MLI Financial Statements are materially complete, true and correct and present fairly as of their respective dates and for their respective periods, the financial condition and results of operations of MLI, subject to footnotes, and with respect to December 31, 1997 and the twelve months then ended, normal year end adjustments. The Pro Forma January 31, 1998 Balance Sheet presents fairly as of said date, the financial condition of MLI as modified by the pro forma adjustments fully described on such balance sheet or in the notes thereto using the same aging by invoice date methodology for valuing the net amount of the accounts receivable reflected in an attachment thereto.
     (F) Except as and to the extent set forth on, reserved against or reflected in the detailed lists attached hereto as Exhibit F, of accounts payable, accrued payroll and related taxes, notes payable, capital lease obligations, accrued employee vacation and severance benefits, accrued expenses, other long-term liabilities and intercompany payables, at January 31, 1998, MLI had no debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, material in amount, whether individually or in the aggregate.
     (G) From January 31, 1998 through the April 9, 1998 Closing, except as set forth on Exhibit G hereto, there has not been:
          (i) Any change in the condition (financial or other), properties, assets or business of MLI which have been in any one case or in the aggregate materially adverse.
          (ii) Any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties, assets or Business of MLI.
          (iii) Any declaration, setting aside or payment of any dividend or any other distribution on or in respect of shares of the capital stock of MLI, or any direct or indirect redemption, retirement, purchase or other acquisition by MLI of any such shares.
          (iv) Any issuance of shares of capital stock of MLI or any issuance of warrants, rights, options or commitments issued, granted or entered into by MLI relating to the authorized shares (whether issued or unissued) of capital stock of MLI.
          (v) Any cancellation or termination of any contract, agreement or other instrument material to MLI's Business or any material cancellation by any supplier, customer or contractor of MLI which is materially adverse to MLI's Business.
          (vi) Any increase in compensation or in the rate of compensation or rate of commissions payable or to become payable by MLI to any director, officer, salaried or hourly employee, salesman, distributor or agent, or any payment of any bonus, profit-sharing, severance or other extraordinary compensation to any such individual.
          (vii) Any addition to or modification or amendment of any MLI Employee Benefit Plan (hereinafter defined) other than the extension of coverage to MLI employees who became eligible after January 31, 1998.
          (viii) Any sale, assignment or transfer of any assets of MLI that are material, singly or in the aggregate, to MLI.
          (ix) Any debt, obligation or liability (whether accrued, absolute, contingent or other and whether due or to become due) incurred or entered into by MLI other than short-term indebtedness to trade creditors incurred in the ordinary course of MLI's Business.
          (x) Any capital expenditure or the execution of any lease providing for annual payments with respect to any aspect of MLI's Business or any incurring of liability therefor in the aggregate in excess of $10,000.
          (xi) Any mortgage, pledge or subjection to any encumbrance of any of MLI's assets, except the lien of taxes not yet due and payable or mechanics liens or other liens of which LTCS has no knowledge, imposed by operation of law.
          (xii) Any failure to conduct MLI's Business in the ordinary course of MLI's Business which failure has a material adverse effect on MLI's Business.
          (xiii) Any lending of any money by MLI in amounts in excess of $5,000 in the aggregate, or, except in the ordinary course of MLI's Business, otherwise pledging the credit of MLI in amounts in excess of $50,000 in the aggregate.
          (xiv) To LTCS' knowledge, any occurrence or event which adversely affects the business of MLI in a material manner or, to LTCS' knowledge, any governmental investigations or inquiries other than those set forth on Exhibits hereto, which are likely to result in a judgment or settlement against MLI which would have a material adverse effect on any of the material properties, assets, or Business of MLI, other than an effect which is caused solely as a result of a change in any law, rule or regulation applicable to the clinical laboratory industry generally.
     (H) Except as set forth on Exhibit H, MLI has properly prepared and duly and timely filed all tax returns and tax information forms required to be filed by it for all years through and including the fiscal year ended December 31, 1997 and for all periods subsequent thereto for which returns are due as of the Closing Date, and, except as set forth on Exhibit H hereto, has paid all taxes shown to be due and payable on said returns, all assessments, notice of which have been received by it and all such other taxes, deposits, governmental charges, penalties, interest and fines due and payable on or before the date hereof. Except as set forth on Exhibit H, there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or the payment of any tax, governmental charge or deficiency by, or the assessment of any tax, governmental charge or deficiency against MLI. There are no actions, suits, proceedings or claims, or to LTCS' knowledge, investigations now pending against MLI in respect of taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority which, if resolved against MLI, would have a material adverse effect upon MLI's properties or assets in the aggregate or upon MLI's Business. Except as set forth on Exhibit H, the indebtedness for taxes stated on Exhibit E as of January 31, 1998 represents all unpaid taxes payable by MLI attributable to all periods ended on or before January 31, 1998 and all penalties and interest thereon (if any) as well as penalties for failure to file tax information forms through said date.
     (I) Attached hereto as Exhibit I is a schedule of all leases to which MLI is a party which would require payments on an annualized basis of at least $3,500, even if cancelable sooner, including leases for real property. Except as set forth on Exhibit I, all of such leases are in full force and effect with all rentals due thereunder paid and the acquisition by BRLI of the issued and outstanding capital stock of MLI will not constitute a default under or require a consent pursuant to any such lease. All personal property owned or used by MLI is in good operating condition and repair for the purpose for which it is being used, and is adequate and sufficient for all of its operations by MLI. MLI has the right to use its real properties which it is currently utilizing in Valley Cottage, New York and Syosset, New York for the operations presently conducted by it and such use is not in material violation (either individually or in the aggregate), of any building, zoning or other ordinance, code, rule or regulation. MLI has good and marketable title to all property which it purports to own including, but not limited to, that reflected in the Financial Statements as of January 31, 1998 (except as disposed of since January 31, 1998 in the ordinary course of business) free and clear of all security interests, liens, encumbrances, charges, agreements, assessments, covenants, restrictions, reservations, commitments, obligations, liabilities and other burdens of any nature except for liens described in, held by the firms listed in, and to secure the amounts of indebtedness set forth in Exhibit J attached hereto.
     (J) Listed in Exhibit K attached hereto are all material contracts, agreements and commitments (i.e., contracts, agreements and commitments which would require payments on an annualized basis of at least $5,000, even if cancelable sooner), to which MLI is a party. All of said contracts, agreements and commitments are legally valid and binding and in full force and effect, MLI is not in default thereunder, and, to LTCS' knowledge, no other party thereto is in material default under any provisions thereof.
     (K) Except as set forth on Exhibit L hereto, there are no suits, actions or claims by any administrative agency or governmental body, or legal, administrative or arbitration proceedings pending or to LTCS's knowledge threatened against or affecting MLI or any of its properties, assets or Business or to which MLI is or might become a party nor to LTCS' knowledge, are there any investigations or inquiries by any such agency or governmental body, pending or threatened against MLI or any of its properties, assets or Business or to which MLI is or might become a party.
     (L) MLI has obtained and holds all required governmental licenses and permits necessary to conduct its Business and to operate its properties and assets, and such licenses and permits are in full force and effect. No violations have been recorded in respect of any governmental licenses or permits to MLI and no proceedings are pending or, to their knowledge, threatened, seeking the revocation or limitation of any such licenses or permits. To LTCS' knowledge, MLI has complied with all laws, rules, regulations, ordinances, codes, orders, licenses and permits applicable to its business.
     (M) (i) For purposes of this Agreement, "Employee Benefit Plans" shall mean all pension, annuity, retirement, stock option, stock purchase, savings, profit sharing, severance or deferred compensation plans, or agreements, and any consultant, bonus, group insurance, welfare, health and disability plan, fringe benefit or other incentive or benefit contract, plan, arrangement or commitment applicable to MLI personnel for which MLI has any liability, whether formal or informal. Except as set forth on Exhibit M attached hereto MLI does not maintain, is not required to contribute to and has no liabilities due and owing with respect to any Employee Benefit Plan and no MLI personnel or dependent thereof is entitled to any benefits except as provided for by the provisions of such Employee Benefit Plans. Except as set forth on Exhibit M, no individual is a party to an Employment Contract, Consulting Contract or similar agreement with MLI that will be effective on the Closing Date and MLI has no liability under any such contract or agreement which was terminated prior to or at the Closing Date. Each Employee Benefit Plan which is an "employee pension benefit plan" as that term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") has been identified as such on Exhibit M.
          (ii) LTCS has provided BRLI with (x) copies of all of MLI's Employee Benefit Plans or in the case of an unwritten plan, a written description thereof, (y) copies of the latest annual, financial or actuarial reports and Internal Revenue Service ("IRS") determination letters relating to such Employee Benefit Plans, and (z) copies of all current summary plan descriptions (whether or not required to be furnished under ERISA) and, to LTCS' knowledge, all material written employee communications relating to such Employee Benefit Plans distributed to MLI personnel, in each case under this subsection (M)(ii), existing or in effect at any time since September 1994.
          (iii) Except as set forth in Section 9(B) regarding the distribution of Profit Sharing Plan Accounts, the transactions contemplated by this Agreement (either alone or together with any other transaction) will not
(w) entitle any MLI personnel to severance pay or other similar payments under any Employee Benefit Plan or law, (x) accelerate the time of payment or vesting or increase the amount of benefits due under any Employee Benefit Plan or compensation to any MLI personnel, (y) result in any payments (including parachute payments) under any Employee Benefit Plan, law or other agreement to which MLI is subject or is a party, becoming due to any MLI personnel, or (z) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Employee Benefit Plan.
          (iv) Except as disclosed in Exhibit M, each Employee Benefit Plan has been operated in all material respects in accordance with its terms and applicable laws, including the Code and ERISA. The Long Term Care Services, Inc. Profit Sharing & Retirement Plan (the "LTC Plan") is designed to be qualified under Sections 401(a) and 401(k) of the Code, the related trust is designed to be exempt from tax under Section 501(a) of the Code, both have been operated in material compliance with such Sections and all MLI employees required to be covered thereunder have been covered. The LTC Plan has received a favorable determination letter from the IRS stating that the plan is so qualified, and nothing has occurred since the date of such letter to cause the LTC Plan to be disqualified. All contributions due with respect to the periods ending on or before the Closing Date to the LTC Plan have been or will be timely made, and a pro rata portion of the contributions (including matching contributions) for the plan year in which the Closing Date occurs have been made on or before the Closing Date. MLI has made all required contributions and has paid all applicable premiums to or with respect to the Employee Benefit Plans as and when due.
          (v) MLI has not suffered a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act ("WARN"), determined without regard to any actions taken by BRLI or BRLI's nominees for directors at or after the Closing, and LTCS will provide BRLI, upon reasonable request, with such information as shall be necessary for BRLI to determine its potential WARN liability.
          (vi) MLI has never maintained or sponsored, with respect to MLI personnel, any plan or arrangement providing for post-employment health or life insurance coverage and has no absolute or contingent obligation or liability with respect thereto, except as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").
          (vii) MLI does not have nor shall it have after the Closing, any liability or obligation accrued prior to the Closing with respect to any Controlled Group Benefit Plans. For purposes of this Agreement, "Controlled Group Benefit Plans" means any and all pension, annuity, retirement (including, without limitation, any multi employer pension plan), stock option, stock purchase, savings profit sharing or deferred compensation plans or agreements, and any consultant, bonus, group insurance, welfare, health, disability plan, fringe benefit or other incentive or benefit contract, plan arrangement or commitment which is or has been maintained by, or with respect to which contributions are or have been made by, any person or entity which could be aggregated with MLI under Section 414(b), (c), (m) or (o) of the Code.
     (N) Except as set forth on Exhibit N, in connection with the operation of its Business,
          (i) MLI is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice.
          (ii) Neither LTCS nor MLI has been notified of any unfair labor practice charge or complaint against MLI and to the knowledge of LTCS, no such charge or complaint is threatened before the National Labor Relations Board, any state labor relations board or any court or tribunal.
          (iii) MLI has not been notified of any charge or claim filed at or with the Equal Employment Opportunity Commission, any state agency having similar jurisdiction or any court or tribunal, actually pending and, to the knowledge of LTCS, no such charge or claim is threatened against MLI in connection with the operation of its Business.
          (iv) There is no labor strike, dispute, slowdown or stoppage actually pending against or affecting MLI and, to the knowledge of LTCS, none is or has been threatened and no efforts to organize labor are underway by the Employees of MLI nor to the knowledge of LTCS has there been a request made by any MLI Employee for representation.
          (v) MLI has not been notified of any employee grievance which might have a material adverse effect on the conduct of the operations of its Business.
          (vi) MLI has no collective bargaining agreements with respect to any Employees.
     (O) Neither MLI nor, to the knowledge of LTCS, the lessors ("Lessors") of the MLI facilities at 140 Route 303, Valley Cottage, New York 10989 and at 40 Underhill Boulevard, Syosset, New York (the "Premises"), is in material violation of any environmental, health or safety laws or regulations, including any and all Federal, state and local laws, regulations and ordinances, including without limitation any laws relating to air and water pollution and handling and disposal of chemical and hazardous materials (hereinafter the "Environmental Laws"). Each of MLI and, to the knowledge of LTCS, Lessors possess all of the authorizations, permits and approvals required to be obtained by applicable Environmental Laws; none of LTCS or MLI and, to the knowledge of LTCS, none of the Lessors have received any notice from any governmental authority nor has any knowledge of any governmental inquiry, with respect to any actual or alleged violation of any applicable Environmental Law; there is no termination proceeding or other claim, suit or proceeding by any governmental agency against or involving LTCS or MLI concerning the Premises, or to LTCS' knowledge, any investigation by any governmental agency with respect to Environmental Law matters against or involving LTCS or MLI concerning the Premises, or to the knowledge of LTCS, any investigation by any governmental agency, termination proceeding or other claim, suit or proceeding against or involving either of the Lessors concerning the Premises, and, there are no facts with respect to the period of MLI's occupancy of the Premises or, to LTCS' knowledge, prior thereto that could give rise to any liability in the event of any such investigation, claim, suit or proceeding; and, with respect to the period of MLI's occupancy, and to LTCS' knowledge for prior periods, all hazardous waste or chemical waste materials have been picked up by appropriately licensed carriers at authorized disposal facilities. During the period MLI has occupied the Premises, there have been no spills, dumping, discharge or clean up of hazardous waste or chemical materials on or at the Premises, and, to LTCS' knowledge, no such spills, dumping. discharge or clean up occurred at the Premises prior thereto.
     (P) MLI is included as an insured under the insurance policies maintained by LTCS, which policies are in full force and effect and cover MLI's Business. Such policies are described in Exhibit O. Copies of the insurance policies covering the Business of MLI have been provided to BRLI.
     (Q) For purposes of this Agreement, "Intellectual Properties" shall mean all patents and pending applications therefor, all registrations of trademarks and of other marks, all registrations of trade names, assumed names, service marks, logos, labels or other trade rights, all pending applications for any such registrations, all copyright registrations and pending applications therefor, all other copyrights, trademarks and other marks, trade names, assumed names, service marks, logos, program rights, non-governmental licenses, computer programs, and all other inventions and designs, whether or not patentable, all to the extent that the foregoing items are owned in whole or in part by LTCS or MLI and used in the MLI Business as of the date of this Agreement. The Intellectual Properties listed on Exhibit P are all those used or being developed for use in the business of MLI or necessary for the conduct of a material portion of the business of MLI. Other than the computer software used by MLI pursuant to an understanding with Path, as disclosed in Exhibit P, MLI owns all Intellectual Properties listed on Exhibit P hereto. Except as indicated on Exhibit P, neither LTCS nor MLI have sent or otherwise communicated to any other person any notice, charge, claim or assertion of, or has any knowledge of, any present, impending or threatened infringement by such other person of any Intellectual Properties, by such other person.
     (R) Exhibit Q contains a complete and correct identification of all confidentiality agreements to which MLI is a party as of the date of this Agreement.
     (S) Exhibit R sets forth the current name, job description, work location, title, date of employment, annual salaries, bonuses (and any changes in salaries or bonuses since January 1, 1997) of each MLI employee and, if applicable, the commissions earned and paid since January 1, 1997 to such employee. Exhibit R also sets forth the termination date of employment with respect to each MLI employee whose employment was terminated during the approximately fifteen-month period beginning January 1, 1997 through the April 9, 1998 Closing Date. Except as described on Exhibit R, no MLI employee is a party to a confidentiality agreement or non-competition agreement with LTCS, MLI or any of their respective affiliates. Except as set forth on Exhibit R, neither LTCS nor MLI has knowledge or has received notice of any plan of any MLI employee to terminate his or her employment with MLI prior to the Closing Date.
     (T) (i) All billing by MLI to third party payors, including but not limited to the federal Medicare program, state Medicaid programs and private insurance companies. has been true, fair and correct in all material respects and in material compliance with all applicable laws, regulations and the policies of such third party payors other than such non-compliance which would not be reasonably likely to result, or will not result, in a material adverse effect on MLI's material properties, assets or Business.
          (ii) None of MLI, any director, officer, employee or agent of MLI or any other person acting on its behalf, has since September 1994, given any remuneration, gift, keepsake or similar benefit ("Remuneration") to any governmental employee, patient, referral source, provider, Customer or supplier which (A) is likely to subject MLI or LTCS to any damage or penalty in any civil, criminal or governmental litigation or proceeding which would be reasonably likely to result in, or will result in, a material adverse effect on their properties, assets or Business, or (B) if not continued by BRLI in the future, (1) would be reasonably likely to result in, or will result in a material adverse change in the MLI Business or (2) which is likely to subject MLI or LTCS to suit or penalty in any private or governmental litigation or proceeding which would be reasonably likely to result in, or will result in a material adverse effect on MLI's material properties, assets or Business.
          (iii) MLI and, to LTCS' knowledge, all persons and entities providing professional or other services for MLI or the MLI Business have not engaged in any activities which are prohibited, or are cause for civil penalties or mandatory or permissive exclusion from Medicare or Medicaid, under 1320a-7, 1320a-7a, 1320a-7B or 1395nn of Title 42 of the United States Code or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by applicable statutes, regulations, or ethical codes governing professional conduct which in any of such instances, if found to be a violation of applicable law, would be reasonably likely to result in, or will result in, (x) a material adverse effect or (y) additionally under the provisions of subsection (D)(1) or (2) below, a material adverse change, including the following: (A) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (B) knowingly or willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (C) any failure to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on MLI's behalf, with the intent to fraudulently secure such benefit or payment; (D) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration in return for (1) referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (2) purchasing, leasing or ordering or arranging for, or recommending, purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid; or (E) referring any patients to a person or entity with which MLI or another member of the MLI Business has a prohibited financial relationship.
          (iv) No notice or claim inconsistent with the representations in this
Section 3(T) has been received by MLI or LTCS.
     (U) All obligations incurred by MLI in connection with its purchase of the assets of Long Island Laboratories and Vilardi Bioanalytical Laboratory and any payment obligations to the principals of such entities, including but not limited to payments in connection with the purchase or for services rendered thereafter or non-competition restrictions in connection therewith, have been paid in full.
     (V) LTCS, through its wholly-owned Path subsidiary has agreed to grant BRLI access to and use of the ANTRIM Laboratory Computer System (MLI Version) (software and hardware), the hardware being located at Path's New Hampshire facilities pursuant to a computer access and services agreement attached hereto as Exhibit S. In addition, LTCS, through its Path/Burt subsidiary has agreed to use best efforts to provide MLI with access to and use of the Hitachi chemistry analyzer located at MLI's facility in Valley Cottage, New York, for the balance of the existing lease or such longer period as may be required by applicable federal or state law, at a monthly charge of $5,234.80 plus the cost of reagents and service purchased from the current supplier.
     (W) MLI is not a party to any agreement which contains any express restrictive or similar covenant which effectively limits or restricts the conduct of MLI's Business or its solicitation of potential customers during or after the term of such agreement.
     (X) MLI does not have an overdrawn or negative cash position and all executive bonuses, whether owed or accrued prior to the Closing have been paid.
     (Y) MLI does not have any liability or obligation, actual or contingent for legal and/or accounting fees and disbursements for services rendered and expenses incurred prior to the Closing or for services committed to be rendered after the Closing.
     (Z) Except for $91,000 owed to Path for providing MLI with access to and use of the ANTRIM System software and hardware through January 31, 1998 (plus $7,000 per month for February, March and the first week in April 1998 due in respect thereto, which LTCS will capitalize at or prior to the Closing) and $122,366 owed to Path for rentals and all other required payments for MLI's use of the Hitachi chemistry analyzer through April 9, 1998, MLI does not have any liability or obligation, actual or contingent to any LTCS Affiliate or to any entity controlled, directly or indirectly by LTC.
     (AA) LTC has assumed any outstanding MLI liability for severance obligations to Warren Majek. Except for severance obligations to John Jacobi, Warren Erdmann and Nick Papazicos, MLI does not have any liability for severance obligations.
     (BB) Upon payment of the Downpayment by BRLI by wire transfer to First Union pursuant to Holdings' instructions and receipt by BRLI of the First Union Release, MLI shall have no debt, liability or obligation to First Union of any nature, whether actual or contingent and whether due or to become due.
     (CC) The representations and warranties of LTCS contained in this Agreement and all information contained in any Exhibit (including, but not limited to, financial statements), schedule, or other document furnished to BRLI in writing and attached hereto or expressly referenced herein, are, at the date hereof, true and correct in all material respects, except as affected by the transactions expressly contemplated by this Agreement; and neither this Agreement nor any such Exhibit, schedule or other document contains any untrue statement of a material fact furnished by LTCS or, to LTCS' knowledge, omits to state any material fact necessary to make any such statement not misleading.
     (DD) Attached hereto as Exhibit T is a combined balance sheet at December 31, 1997 of Path and Burt (collectively "Path/Burt"). Said combined balance is materially complete, true and correct and presents fairly as of such date, the financial condition on a combined basis of Path/Burt. Since such date through the date hereof, there has been no material adverse change in the business or the financial condition of Path/Burt on a combined basis.
     (EE) LTC and Holdings each has the corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement by LTC and by Holdings, and all transactions contemplated hereby have been duly authorized by all necessary corporate actions, and this Agreement constitutes a valid, binding and enforceable obligation of LTC and Holdings. No consent, approval, authorization or order of any court or governmental agency or board or of any third party is required for LTC or Holdings to consummate the same, except for consents already obtained.
     (FF) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in the breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or By-Laws of LTC, Holdings or MLI, or any material contract, agreement, commitment, indenture, bond, license or other instrument or obligation to which LTC, Holdings or MLI is now a party or by which LTC, Holdings or MLI or any of their properties or assets may be bound or affected or
(ii) violate any order, writ, injunction or decree of any court, administrative agency or governmental body by which LTC, Holdings or MLI may be bound or affected.
4.   BRLI's Representations and Warranties
     -------------------------------------
     BRLI hereby agrees, warrants and represents to LTCS as follows:
     (A) BRLI is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the power to own all its properties and assets and to carry on its business as now being conducted. The nature of its business and its ownership of property do not require its qualification as a foreign corporation in any other jurisdiction except Connecticut, Florida, Maryland, New York, Pennsylvania and Virginia and it is presently qualified as a foreign corporation in each such jurisdiction.
     (B) BRLI has the corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement by BRLI, and all transactions contemplated hereby have been duly authorized by all necessary corporate actions, and this Agreement constitutes a valid, binding and enforceable obligation of BRLI. No consent, approval, authorization or order of any court or governmental agency or board or of any third party is required for BRLI to consummate the same, except for consents already obtained.
     (C) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in the breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or By-Laws of BRLI, or any material contract, agreement, commitment, indenture, bond, license or other instrument or obligation to which BRLI is now a party or by which BRLI or any of its properties or assets may be bound or affected or (ii) violate any order, writ, injunction or decree of any court, administrative agency or governmental body by which BRLI may be bound or affected.
     (D) The representations and warranties of BRLI contained in this Agreement and all information contained in any Exhibit (including, but not limited to, financial statements), schedule, or other document furnished to LTCS in writing and attached hereto or expressly referenced herein, are, at the date hereof, true and correct in all material respects, except as affected by the transactions expressly contemplated by this Agreement; and neither this Agreement nor any such Exhibit, schedule or other document contains any untrue statement of a material fact furnished by BRLI or, to BRLI's knowledge, omits to state any material fact necessary to make any such statement not misleading.
     (E) BRLI presently has, and has no reason to believe it will not have when required, sufficient funds to make all payments to Holdings in accordance with the form of Promissory Note attached hereto as Exhibit C.
     (F) BRLI, which has not made a complete independent investigation, has no knowledge that any agreement, representation and warranty of LTCS hereunder is false or incorrect.
5.   Additional Payments to LTCS ("NYS Prison Contract Bonus" and Earn-Up")
     ----------------------------------------------------------------------
     (A) If the New York State Department of Correctional Services awards a contract to MLI on or before October 9, 1998, Time Being of the Essence, in accordance with MLI's bid submitted by letter dated January 28, 1998 in response to the Department's Request for Proposal, which award reasonably assures MLI of the receipt of revenues over the twelve months following the award of not less than $4,000,000, BRLI shall pay a NYS Prison Contract Bonus of $250,000 (without interest) to LTCS on the first business day of the seventh calendar month following the Closing.
     (B) In addition, BRLI will make an additional payment (the "Earn-Up Payment") to LTCS if net cash collections by MLI, which term shall include any successor in interest thereto, or any transferee of all or substantially all of MLI's assets, during the twelve calendar month period (the "Measuring Period") commencing on the first anniversary of the first day of the first calendar month immediately following the Closing (i.e. May 1, 1999) from MLI Customers, excluding "Prison Business"( as hereinafter defined), plus the net sales during the Measuring Period attributable to the NYS Prison Contract and any renewal thereof ("Prison Business Net Sales") exceed an aggregate $10,000,000. MLI "Customers" shall mean (I) any account not related to the Prison Business who has a customer account number on MLI's books and who submits patient samples to MLI for testing; (ii) any patient who receives services at one of MLI's patient service centers; or (iii) any other individual whose specimens have been delivered to MLI for testing, in each of the three instances, at any time on or after January 1, 1998 through May 15, 1998. Prison Business Net Sales shall mean Prison Business billings during the Measuring Period after applying a net allowance against Prison Business billings during the period based upon the same percentage of uncollectible amounts against such billings during the initial post-Closing six months of the NYS Prison Contract (if any). If said cash collections during the Measuring Period from the MLI Customers and said Prison Business Net Sales during the Measuring Period aggregate more than $10,000,000, BRLI shall pay an "Earn-Up Payment" to LTCS equal to 50% of any such excess, provided that in no event shall the "Earn-Up Payment" exceed $1,250,000 in total. The "Earn-Up Payment" shall be paid by BRLI to Holdings in three installments without interest, as follows: 50% of the Earn-Up Payment on the first day of the 26th calendar month after the Closing, 25% of the Earn-Up Payment on the first day of the 30th calendar month after the Closing and the balance of the Earn-Up Payment on the first day of the 36th calendar month after the Closing.
     (C) Unless BRLI determines that it is liable to Holdings for the $1,250,000 maximum amount of the Earn-Up Payment, within 30 days after the second anniversary of the Closing, BRLI shall deliver an itemized list to LTCS with respect to each MLI Customer and the Prison Business setting forth all cash collections received by BRLI and/or MLI (or any entity into which MLI is merged or consolidated or to which all or substantially all of the assets of MLI have been sold or transferred) during the Measuring Period from each such MLI Customer, which list shall be used to calculate the Earn-Up Payment, if any. BRLI shall provide LTCS with an officer's certificate which certifies its calculation of cash collections and upon reasonable notice, during normal business hours, LTCS shall be permitted to review BRLI's records to verify such calculations.
     (D) Net cash collections during the Measuring Period from "Common Customers" of MLI and BRLI shall also be included in computing the Earn-Up Payment to the following extent. Common Customers shall mean MLI Customers as defined in Section 5(B) herein who also have a customer account number on BRLI's books and who submit patient samples to BRLI for testing at any time on or after January 1, 1998 through May 15, 1998. In order to compute the amount of MLI's net cash collections during the Measuring Period from a Common Customer for purposes of the Earn-Up Payment calculation, MLI's net cash collections from such Common Customer during the period April 1, 1997 through March 31, 1998 shall be divided by the total amount of the net cash collections received by MLI and BRLI from such Common Customer during such April 1, 1997 through March 31, 1998 period. The resulting percentage multiplied by the sum of the net cash collections received by MLI and BRLI during the Measuring Period from such Common Customer shall equal the amount of the net cash collections deemed received by MLI from such Common Customer during the Measuring Period for purposes of computing the Earn-Up Payment. Anything to the contrary herein contained notwithstanding, if MLI's net cash collections from a purported "Common Customer" during the period April 1, 1997 through March 31, 1998 total less than 10% of the combined net cash collections received by MLI and BRLI during the period April 1, 1997 through March 31, 1998 from such purported "Common Customer," such entity shall not constitute a "Common Customer" for purposes of this Agreement and only the net cash collections of MLI from such entity during the Measuring Period shall be taken into account in computing the Earn-Up Payment.
6.   Conditions to BRLI's Obligation to Close
     ----------------------------------------
     The obligation of BRLI to consummate this Agreement shall be subject to each of the following conditions:
     (A) Each of the representations and warranties made by LTCS herein shall be true and accurate as of the date hereof except as affected by the transactions expressly contemplated by this Agreement.
     (B) Each and every covenant, agreement and condition required by this Agreement to be performed or complied with by LTCS or its affiliates at or prior to the Closing shall have been performed or complied with at or prior to the Closing hereunder.
     (C) LTCS shall have delivered to BRLI all of the instruments, certificates and other documents referred to hereinabove required to be delivered by it at or prior to the Closing.
     (D) No suit or action, no investigation or inquiry by any administrative agency or governmental body, and no legal or administrative proceeding shall have been instituted or threatened which in any way questions the validity or legality of this Agreement or the transactions contemplated thereby, at or prior to the Closing.
     (E) The individuals set forth in Section 2(C) herein shall each have executed an Employment Agreement in the form attached hereto as Exhibit A and shall deliver same to BRLI at the Closing.
     (F) The LTCS Affiliates herein shall each have executed a Non-Competition Agreement in the form attached hereto as Exhibit B-1 and shall deliver same to BRLI at the Closing and Glen Kassan shall have executed a Non-Competition Agreement in the form attached hereto as Exhibit B-2, and shall deliver same to BRLI at the Closing.
     (G) Each and every one of the transactions required herein to occur at the Closing shall have been completed.
7.   Conditions to LTCS' Obligation to Close
     ---------------------------------------
     The obligation of LTCS to consummate this Agreement shall be subject to each of the following conditions:
     (A) Each of the representations and warranties made by BRLI herein shall be true and accurate as of the date hereof except as affected by the transactions expressly contemplated by this Agreement.
     (B) Each and every covenant, agreement and condition required by this Agreement to be performed or complied with by BRLI at or prior to the Closing shall have been performed or complied with at or prior to the Closing hereunder.
     (C) BRLI shall have delivered to LTCS all of the instruments, certificates and other documents referred to hereinabove required to be delivered by it at or prior to the Closing.
     (D) No suit or action, no investigation or inquiry by any administrative agency or governmental body, and no legal or administrative proceeding shall have been instituted or threatened which in any way questions the validity or legality of this Agreement or the transactions contemplated thereby, at or prior to the Closing.
     (E) Payment by BRLI of the Downpayment to LTCS as described in Section 2(E) herein and delivery of the Note as described in Section 2(F) herein.
     (F) Execution and delivery by BRLI of the Employment Agreements as described in Section 2(C) herein.
     (G) Execution and delivery by BRLI of the Non-Competition Agreements and payment by BRLI of the Non-Competition Payments to LTCS (including payments for the LTCS Affiliates and the employees who are required to execute such Non-Competition Agreements) as described in Section 2(D) herein.
     (H) Completion of each and every one of the transactions required herein to occur at the Closing.
8.   Indemnification
     ---------------
     (A) LTCS, Path and Burt hereby agree, jointly and severally, to indemnify and hold BRLI and its officers, directors and shareholders harmless from and against any and all claims, liabilities, losses and damages, together with costs and expenses, including reasonable legal fees ("Claims"), arising out of or resulting from (i) any material breach in the representations and warranties made by LTCS in this Agreement, (ii) any breach in any material respect by LTCS of any covenant or agreement contained in or arising out of this Agreement, or
(iii) any known or unknown undisclosed liabilities arising out of the operation of MLI prior to the Closing. Notwithstanding the foregoing, no claim for indemnification may be brought pursuant to this Section 8(A) until the Claims in the aggregate exceed $75,000 (the "Indemnification Threshold") and no Claim in an amount less than $10,000 shall be included in such calculation; provided that once such calculation equals the Indemnification Threshold, all Claims shall be included and, except as hereinafter provided, the maximum amount of Claims recoverable by BRLI shall equal up to $4,000,000, plus any amounts paid by BRLI pursuant to the Note, the NYS Prison Bonus and the Earn-Up Payment (collectively the "Maximum BRLI Recoverable Amount"), without any deduction for the amount of the Indemnification Threshold. Anything to the contrary herein contained notwithstanding, the "Indemnification Threshold" limitation provided for herein shall not be applicable to Claims arising out of (i) liability for failure to file tax information forms and interest thereon (Section 9(A)) and (ii) liability for violations asserted by the U.S. Occupational Safety and Health Administration ("OSHA") in connection with the investigation described on Exhibits H, L and N. Anything to the contrary herein contained notwithstanding, the limitation of the Maximum BRLI Recoverable Amount shall not apply to Claims arising out of (a) environmental matters (Section 3(O)), (b) Medicare, Medicaid and third-party billings and fraud and abuse matters (Section 3(T)), and (c) breach of the representation of no liability to First Union (Section 3(BB)). No Claim for indemnification may be brought pursuant to this Section 8(A) more than two (2) years after the Closing Date except for Claims for breach of representations and warranties and/or covenants and agreements, regarding the following: liability for taxes, penalties including penalties for failure to file tax information forms and interest thereon (Section 3(H)), licensure or other health care regulatory matters (Section 3(L)), ERISA matters (Section 3(M)), employee claims (Section 3(N)(iii)), environmental matters (Section 3(O)), Medicare, Medicaid and related third-party billings and fraud and abuse matters (Section 3(T)), and no liability to First Union (Section 3(BB)). If any Claim arises after the Closing Date for which LTCS, Path or Burt may be liable under this section, the indenmitee shall notify the indemnitor within a reasonable time after the indemnitee receives written notice of or determines the basis for any Claim, and shall give the indemnitor a reasonable opportunity to settle or defend any such Claim. If an indemnitor wishes to assume the defense of a Claim, it shall give written notice to the indemnitee within thirty
(30) days after notice from the indemnitee of such Claim, and the indemnitor shall thereafter defend the Claim.
     If the indemnitor does not assume the defense of, or if after so assuming it fails to defend, any such Claim, the indemnitee may defend it in such manner as it may reasonably deem appropriate, and the indemnitee may settle such Claim upon the prior written consent of the indemnitor. The indemnitor shall reimburse the indemnitee for all reasonable and documented expenses, legal and otherwise, as incurred by the indemnitee in connection with the defense, appeal and settlement of such Claim. If no settlement of such a Claim is made, the indemnitor shall satisfy any judgment rendered with respect to it before the indenmitee is required to do so.
     If a judgment is rendered against the indemnitee on any Claim, or any lien attaches to any of the assets of the indemnitee, the indenmitor shall pay such judgment in full or discharge such lien unless, at the expense and direction of the indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the indemnitor shall pay such judgment or discharge such lien before any indemnitee is compelled to do so.
     (B) BRLI hereby agrees to indemnify and hold LTCS and its officers, directors and shareholders harmless from and against any and all Claims arising out of or resulting from (i) any material breach in the representations or warranties made by BRLI in this Agreement, (ii) any breach in any material respect by BRLI of any covenant or agreement contained in or arising out of this Agreement, or (iii) the Claims of any third party for alleged liabilities or obligations of LTCS or its Affiliates arising out of MLI's operations or providing services to MLI customers after the Closing.
     (C) If requested by the indemnitor, the indemnitee shall cooperate to the extent reasonably requested in the defense or prosecution of any suit, action, Claim, proceeding or investigation for which such indemnitor is being called upon to indemnify the indemnitee pursuant to this Section 8, and the indenmitee shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith and, if appropriate, the indemnitee shall make any counterclaim against the party asserting such suit, action, Claim, proceeding or investigation or any cross-complaint against any person in connection therewith and the indemnitee further agrees to take such other actions as reasonably may be requested by an indemnitor to reduce or eliminate any loss for which the indemnitor would have responsibility, but the indemnitor will reimburse the indemnitee for any fees or expenses incurred by it in so cooperating or acting at the request of the indemnitor. Notwithstanding that the foregoing provision applies to events of indemnification, if there is no indemnification required under this Section 8, upon reasonable request by LTCS, BRLI shall furnish such records, information and testimony required by LTCS and shall otherwise cooperate as reasonably necessary with LTCS to respond to any investigation, inquiry, suit, action or claim against LTCS or any of its officers, directors. shareholders, agents or employees in connection with, arising out of or relating to LTCS and its ownership of MLI prior to the Closing.
     (D) Any lawsuits based upon alleged breaches of this agreement shall be brought in the United States District Court for the Southern District of New York and the parties hereby irrevocably consent to the exclusive jurisdiction of such Court hereunder.
9.   Further Covenants and Agreements of LTCS and BRLI
     -------------------------------------------------
     (A) As soon as is practicable after the Closing, LTCS will take such steps as are necessary and appropriate in order to correct any late filings or failures to file IRS Forms 5500 with respect to the welfare plans maintained by MLI set forth on Exhibit M. In connection therewith, BRLI shall ensure that MLI will provide all reasonably necessary and appropriate cooperation and assistance to LTCS in the filing of any Forms 5500 under the Department of Labor Delinquent Filer Voluntary Compliance Program including the execution of any such Forms 5500 after it has reviewed and approved any such filings.
     In the event LTCS has not taken all steps necessary to file all late or unfiled IRS Forms 5500 within sixty (60) days following the Closing Date, BRLI and MLI may elect to file such Forms 5500 without further assistance from or involvement by LTCS.
     LTCS, Path and Burt hereby agree, jointly and severally, to pay or in the absence of such payment, to indemnify and hold BRLI, MLI and their respective shareholders, directors, officers, employees and agents harmless for any penalties, liabilities, losses, damages or expenses, including reasonable legal fees, associated with or arising out of MLI's failure to timely file IRS Forms 5500 for 1994, 1995, 1996 and/or 1997 with respect to its welfare benefit plans. Such indemnification shall not be subject to the Indemnification Threshold set forth in Section 8(A) of this Agreement.
     (B) LTC shall take all actions necessary (including any required plan amendments) to cause the trustees of the Long Term Care Services, Inc. Profit Sharing & Retirement Plan (the "LTC Plan"), as soon as practicable after the Closing, to distribute the account balance thereunder of each employee, subject to the consent of such employee and such employee's spouse, if applicable, and BRLI shall, before or as soon as practicable after the Closing, take all actions necessary (including any required plan amendments) to cause the trustees of the Bio-Reference Laboratories, Inc. 401K Profit Sharing Plan (the "BRLI Plan") to accept a direct rollover of the eligible rollover portion of such account balance, subject to receipt by the plan administrator of the BRLI Plan of its standard direct rollover application/certification form from the employee and the plan administrator of the LTC Plan. If any employee who elects a direct rollover of his or her account has an outstanding loan under the LTC Plan on the Closing Date, the BRLI Plan shall accept a direct rollover of such loan and the promissory note and other documentation with respect thereto, subject to written authorization by the employee to the transfer of such loan and substitution of the payee thereunder.
     (C) LTCS shall, and shall ensure that each LTCS Affiliate, and/or any successor in interest thereto, and/or any transferee of all or substantially all of the assets thereof, shall cooperate with BRLI in the transition of ownership of MLI from LTCS to BRLI. Such cooperation shall include, among other things:
(i) promptly forwarding all of MLI's business records and documents including but not limited to those related to billing, taxes and regulatory matters as well as minute books and stock ledgers, to the extent same are in the possession of any LTCS Affiliate, their attorneys, accountants or agents, to MLI's Valley Cottage, New York offices c/o Sam Singer, chief financial officer; (ii) providing MLI at its Valley Cottage offices c/o Sam Singer in a timely manner with copies of any tax records and information concerning MLI's tax and tax information form filings; and (iii) otherwise assisting BRLI following the Closing to provide for an orderly transition in the ownership of MLI and to avoid any unnecessary disruption of MLI's Business in connection with this transaction.
     (D) BRLI will promptly pay each installment of the One Million Five Hundred Thousand ($1,500,000) Dollar balance of the purchase price (the "Balance") as described in Section 2(B) herein in accordance with the terms of the Note and any amounts related to the NYS Prison Bonus and the Earn-Up Payment when due and payable hereunder, to Holdings. Such Balance will be paid without interest in three equal semi-annual installments commencing one year after the Closing. If BRLI fails to pay the NYS Prison Bonus or any installment of the Note or the Earn-Up Payment when due, and fails to pay such overdue installment within seven (7) business days after its receipt of notice given by LTCS ("Default"), the NYS Prison Bonus or remaining balance of the Note or the Earn-Up Payment, as the case may be, shall become immediately due and payable to Holdings and interest shall commence to run on the outstanding balance at the rate of 12.5% per annum for the first three months, 15% per annum for the next three months and 17% per annum thereafter. A "Default" in payment of the NYS Prison Bonus shall trigger a Default under the Note which shall become immediately due and payable to Holdings as set forth in the preceding sentence. However, a Default regarding the NYS Prison Bonus and/or the Note shall not constitute a Default with respect to the Earn-Up Payment.
     (E)  Upon Default by BRLI, the Non-Competition Agreements as described in
Section 2(D) shall terminate and shall be of no force and effect.
     (F) Until the Note, the NYS Prison Bonus and the Earn-Up Payment (if applicable) are paid in full to Holdings or until BRLI has no further obligation thereunder, it shall provide Holdings with quarterly and annual financial statements in form substantially the same as that provided to its principal lender.
     (G) BRLI shall maintain professional and general liability insurance coverage after the Closing with respect to MLI (for the period after the Closing and for the period during which LTCS retains liability for MLI's obligations hereunder) at the same levels as BRLI currently maintains for its own business.
     (H) After the Closing, BRLI, MLI and LTCS shall contact Boehringer Mannheim Corporation and use their best efforts to effectuate the assignment of the lease and service agreement for the Hitachi equipment to MLI and the corresponding release of all of Path/Burt's obligations thereunder.
     (I) BRLI shall, and shall ensure that MLI, or any successor in interest thereto, or any transferee of all or substantially all of the assets thereof, shall cooperate with LTCS in the transition of ownership of MLI from LTCS to BRLI. Such cooperation shall include, among other things: (i) promptly sending all Med World records and data currently stored at MLI's Valley Cottage office to LTCS' office c/o Path Lab, Inc., 195 Hanover Street, Portsmouth, New Hampshire 03801; (ii) providing, in a timely manner and consistent with past practices, LTC with all tax return information regarding MLI for all periods prior to and up to the Closing; (iii) making all MLI records relating to billings, taxes and other regulatory matters available in a timely and appropriate manner to LTCS in the event of an audit requiring LTCS' response; and (iv) otherwise assisting LTCS following the Closing to provide for an orderly transition in the ownership of MLI and to avoid any unnecessary disruption of LTCS' business in connection with this transaction.
10.  Survival of Representations and Warranties
     ------------------------------------------
     Each statement of fact contained herein or in any statement, certificate, schedule or other document delivered by or on behalf of LTCS or by BRLI pursuant to this Agreement or in connection with the transactions contemplated hereby and attached hereto or expressly referred to herein, shall be deemed a representation and warranty of LTCS or BRLI hereunder, as the case may be. All covenants, agreements, representations and warranties made by LTCS or by BRLI under or in connection with this Agreement shall survive the Closing and remain effective for two (2) years regardless of any investigation at any time by or on behalf of LTCS or BRLI or of any information which LTCS or BRLI may have with respect thereto except that all representations and warranties and covenants and agreements regarding the following: liability for taxes, penalties including penalties for failure to file tax information forms and interest thereon (Section 3(H)), licensure or other health care regulatory matters (Section 3(L)), ERISA matters (Section 3(M)), employee claims (Section 3(N)(iii)), environmental matters (Section 3(O)), Medicare, Medicaid and related third party billings and fraud and abuse matters (Section 3(T)), and no liability to First Union (Section 3(BB)) shall remain in effect for the maximum period permitted under the applicable statute of limitations.
11.  Miscellaneous
     -------------
     (A) Each party hereto represents and warrants to the other party hereto that neither it (nor MLI in the case of LTCS) has incurred any obligation or liability contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payment in connection with this Agreement or the transactions contemplated hereby, and each party agrees to indemnify and hold the other party hereto harmless against and in respect of any such obligation or liability based in any way on agreements, arrangements or understandings claimed to have been made by such party with any third party.
     (B) This Agreement including the Exhibits hereto and the documents expressly referred to herein constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No representation, promise, inducement or statement of fact has been made by LTCS, the LTCS Affiliates, or by BRLI which is not embodied in this Agreement or a written statement, certificate, schedule, Exhibit or other document attached hereto or expressly referred to herein, and neither LTCS nor BRLI shall be bound or liable for any alleged representation, promise, inducement or statement of fact not so set forth.
     (C) This Agreement shall inure to the benefit of and be binding upon LTCS, the LTCS Affiliates, and BRLI and their respective successors and assigns.
     (D) All notices, requests, demands and other communications which are required or may be given under or in connection with this Agreement shall be in writing and shall be deemed to have been duly given if mailed, certified or registered mail, postage prepaid:
          (i)  if to LTCS, and/or to LTC and/or to Holdings and/or to Path
and/or to Burt: c/o Path Lab Incorporated, 195 Hanover Street, Portsmouth, New Hampshire 03801, Attention: President.
          (ii) if to BRLI, addressed to Marc Grodman, President, Bio-Reference Laboratories, Inc., 481 Edward H. Ross Drive, Elmwood Park,
               New Jersey 07407.
     Such notices, requests, demands and other communications shall be deemed given five (5) days after date of deposit thereof with the United States mail in a postage prepaid envelope by certified or registered mail.
     (E) This Agreement shall be interpreted in accordance with the laws of New York.
     (F) The parties agree to take all such additional actions and to execute and deliver all such additional documents as shall be necessary in order to effectuate all of the foregoing.
     (G)  This Agreement may be signed in counterparts.
     IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement effective the date first hereinabove set forth.
Long-Term Care Services, Inc.      Bio-Reference Laboratories, Inc.



By /s/Mark Epply                        By /s/Marc D. Grodman
  ----------------------------------      --------------------------------
    Mark Epply, Treasurer                  Marc D. Grodman, President

LTC Services and Holdings Inc.


By /s/Mark Epply
  ----------------------------------
    Mark Epply, Vice President

Solely with respect to Section 2(D)
(Non-Competition), Section 3(C)
(Computer Access and Services
Agreement) and Section 8
(Indemnification)

Path Lab, Inc.


By /s/Mark Epply
  ----------------------------------
    Mark Epply, Vice President

Solely with respect to Section 2(D)
(Non-Competition) and Section 8
(Indemnification)

Burt Medical Laboratory Inc.


By /s/Mark Epply

  ----------------------------------
    Mark Epply, Vice President